Exhibit 10.8
COLUMBIA SPORTSWEAR COMPANY
2020 STOCK INCENTIVE PLAN
(as amended and restated)
NON-QUALIFIED STOCK OPTION
AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (this “Agreement”) is entered into as of          (the “Award Date”) by and between Columbia Sportswear Company, an Oregon corporation (the “Company”), and          (the “Optionee”), for the award (the “Award”) of a stock option (the “Option”) to purchase all and any part of      shares of the Company’s common stock (“Common Stock”), at a purchase price of $_____ per share (the “Exercise Price”) pursuant to Section 6 of the Company’s 2020 Stock Incentive Plan, as amended and restated (the “Plan”). The Option is not intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan are incorporated by reference in this Agreement. Capitalized terms used herein but not defined shall have the same meanings as provided in the Plan. In the event of a conflict between this Agreement and the terms of the Plan, the provisions of the Plan shall govern. For purposes of this Agreement and to the extent the Optionee is not directly employed by the Company, “Employer” shall mean the subsidiary or branch of the Company that employs the Optionee on the applicable date.
IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.
1.Award and Terms of the Option. The Option awarded pursuant to this Agreement is subject to the restrictions, terms and conditions set forth in this Agreement.
(a)Rights under Option. The Option represents an unfunded, unsecured right to purchase all or a portion of the specified number of shares of Common Stock at the Exercise Price on the applicable vesting date (as set forth in Section 1(b)). The number of shares of Common Stock subject to the Option is subject to adjustment as provided in Section 10 of the Plan and as determined by the Board of Directors of the Company (the “Board”) as to the number and kind of shares of stock issuable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally. The other terms and conditions of the Option awarded pursuant to this Agreement also may be amended by the Board as it determines in its sole discretion as may be necessary or appropriate to reflect the foregoing events.
(b)Vesting Dates. The Option awarded under this Agreement initially shall be 100% unvested and subject to forfeiture. Subject to the terms of this Agreement and provided that the Optionee remains continuously employed with the Company or the Employer from the Award Date until the applicable vesting date (except as otherwise provided in Section 1(c) of this Agreement), and provided further that as of the Award Date the Optionee is not eligible for retirement, the Option shall vest commencing on the Award Date and shall become exercisable pursuant to the following vesting schedule:

Vesting Date	Percentage of Option Vesting

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In the event that as of the Award Date the Optionee is eligible for retirement, the Option shall vest commencing on the Award Date and shall become exercisable pursuant to the following vesting schedule:

Vesting Date	Percentage of Option Vesting

For purposes of this Agreement, “retirement” shall mean 55 years of age or older and 10 or more years of cumulative service with the Company or the Employer.
(c)Accelerated Vesting Upon Death or Total Disability. If the Optionee ceases to be continuously employed by the Company or the Employer by reason of the Optionee’s death or total disability, the Option shall become fully vested as of the Termination Date (as defined in Section 1(e)(2)). For purposes of this Agreement, “total disability” shall have the same meaning as provided in any long-term disability policy maintained by the Company or the Employer for the benefit of the Optionee or, in the absence of such policy, as determined by the Board or the Talent and Compensation Committee (the “Compensation Committee”) in its discretion in accordance with applicable law.
(d)Expiration of Option. Subject to earlier termination and forfeiture as described in Section 1(e) and the Plan, the Option will expire and will cease to be exercisable on the 10th anniversary of the Award Date (the “Expiration Date”).
(e)Effect of Termination of Service; Forfeiture of Option.
(1)Effect of Termination of Service by Reason of Retirement, Death or Total Disability. If the Optionee ceases to be continuously employed by the Company or the Employer by reason of the Optionee’s retirement, the Optionee shall cease to vest in the Option as of the Termination Date (as defined in Section 1(e)(2)), and the unvested portion of the Option shall be forfeited on the Termination Date. If the Optionee ceases to be continuously employed by the Company or the Employer by reason of the Optionee’s retirement, death or total disability, the vested portion of the Option (including any portion that vested on an accelerated basis in connection with the Optionee’s death or total disability pursuant to Section 1(c)) may be exercised at any time on or prior to the earlier of (i) the Expiration Date or (ii) the first anniversary of the Termination Date. If the Optionee’s employment or service is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the Optionee’s country of residence at the time of death.
(2)Effect of Termination of Service Other Than by Reason of Retirement, Death or Total Disability. If the Optionee ceases to be continuously employed by the Company or the Employer for any reason other than retirement, death or total disability, the Optionee shall cease to vest in the Option as of the Termination Date and the vested portion the Option may be exercised at any time on or prior to the earlier of (i) the Expiration Date or (ii) the expiration of 90 days after the Termination Date. If the Optionee is a resident of or employed in the United States, “Termination Date” shall mean the effective date of the Optionee’s termination of employment with the Company or the Employer. If the Optionee is a resident or employed outside of the United States, “Termination Date” shall mean the

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earliest of (x) the date on which notice of termination is provided to the Optionee, (y) the last day of the Optionee’s active and continuous service with the Company or the Employer, or (z) the last day on which the Optionee is classified as an “employee” of the Company or the Employer, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.
For purposes of the foregoing, any leave of absence approved by the Company or the Employer (or, if the Optionee is an executive officer of the Company, by the Board or the Compensation Committee), shall not be deemed a termination of the Optionee’s continuous employment and, unless otherwise determined by the Company or the Board in its sole discretion, (i) the Optionee shall continue to vest in the Option during a medical, family, military or other leave of absence protected under applicable law, whether paid or unpaid, and (ii) the Optionee’s continued vesting in the Option shall be suspended during any other approved leave of absence greater than 30 days (except as otherwise prohibited under local law).
(3)Forfeiture of Option on Violation of Code of Business Conduct and Ethics. The Optionee acknowledges that compliance with the Company’s Code of Business Conduct and Ethics is a condition to the receipt, vesting and exercise of the Option and the issuance of shares of Common Stock upon purchase pursuant to the Option. If, during the term of this Agreement, the Board (or a committee of directors designated by the Board) determines in good faith in its sole discretion that the Optionee’s conduct is or has been in violation of the Company’s Code of Business Conduct and Ethics, then the Board or a committee may cause the Optionee to immediately forfeit all or a portion of the unvested or vested and unexercised Option granted pursuant to this Agreement and the Optionee shall have no right to purchase the related shares of Common Stock. Any determinations of violations of the Company’s Code of Business Conduct and Ethics will be conclusive and binding on the Optionee. If the President of the Company reasonably believes that the Optionee has violated the Code of Business Conduct and Ethics and that the Board or its committee should consider the termination of the Option, the President may temporarily suspend the Optionee’s right to exercise the Option, for a period of up to 45 days, in order for the Board or its committee to make a determination about the Optionee’s conduct and the potential termination of the Option.
(f)Method of Exercise of Option.
(1)Unless the Board or the Compensation Committee determines otherwise, to exercise the vested portion of the Option, the Optionee shall provide notice of exercise in such form and such manner as may be designated by the Company (which may be electronic) to the Company stating the Optionee’s intention to exercise the Option, specifying the number of shares of Common Stock as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the purchase. Delivering a notice of intent to exercise by itself does not constitute exercise of the Option; the Optionee must also deliver payment of the Exercise Price for the shares of Common Stock set forth in the notice of intent to exercise together with such additional documents as the Company may then require. The Option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the Exercise Price are provided.
(2)Unless the Board determines otherwise in its sole discretion, on or before the date specified for completion of the purchase of shares of Common Stock pursuant to the Option, the Optionee shall pay the Company the Exercise Price of such shares of Common Stock pursuant to one of the following methods of exercise:
(i)cash payment;
(ii)by delivery of a sufficient number of whole shares of Common Stock the Optionee already owned for a period of at least six (6) months having a market value equal to the Exercise Price;

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(iii)by authorizing the sale of a sufficient number of whole shares of Common Stock that otherwise would be deliverable upon the exercise of the Option having a market value equal to the Exercise Price; or
(iv)via a broker-assisted cashless exercise procedure through a broker-dealer approved for such purposes of the Company.
In cases where the Optionee utilizes the “sell to cover” arrangement set forth above and the market value of the number of whole shares of Common Stock sold is greater than the aggregate Exercise Price, the Company or the third party broker/administrator engaged by the Company for purposes of administering awards granted under the Plan (the “TPA”) shall make a cash payment to the Optionee equal to the difference as soon as administratively practicable.
(g)Settlement of Exercised Option. As soon as reasonably practicable following each exercise date and subject to applicable law, provided that the Optionee has satisfied its tax withholding obligations as specified under Section 1(k) and the Optionee has completed, signed and returned any documents and taken any additional action the Company deems appropriate, the Company shall deposit the shares of Common Stock acquired pursuant to the Option into the Optionee’s brokerage account established with a TPA (the date of deposit of such shares is referenced as a “delivery date”), rounded to the nearest whole share (or otherwise deliver the shares to the Optionee). No fractional shares of Common Stock shall be issued. The shares of Common Stock will be issued in the Optionee’s name or, in the event of the Optionee’s death, to the Optionee’s estate.
Notwithstanding the foregoing, the Company shall not be obligated to deposit or otherwise deliver any shares of Common Stock during any period when the Company determines that the exercise of the Option or the issuance of shares of Common Stock in settlement of the Option hereunder would violate any federal, state, foreign or other applicable laws and may issue shares of Common Stock with any restrictive legend that, as determined by the Company, is necessary to comply with securities laws or other regulatory requirements, and (ii) a delivery date may be delayed in order to provide the Company such time as it determines appropriate to determine tax withholding and other administrative matters, subject to compliance with applicable laws.
Furthermore, notwithstanding the foregoing, the Company may, in its sole discretion, settle the Option in the form of: (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local laws, rules and regulations, (2) would require the Optionee, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Optionee’s country of residence (and country of employment, if different), or (3) is administratively burdensome; or (ii) shares of Common Stock, but require the Optionee to immediately sell such shares (in which case, as a condition of the Award of the Option, the Optionee hereby explicitly authorizes the Company to issue sales instructions in relation to such shares on the Optionee’s behalf).
(h)Restrictions on Transfer. The Optionee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Option subject to this Agreement. If the Optionee purports to make any transfer of the Option, except as provided herein, the Option and all rights thereunder immediately shall terminate and be forfeited by the Optionee.
(i)Repatriation and Compliance with Local Laws. If the Optionee is a resident or employed outside of the United States, the Optionee agrees, as a condition of the Award of the Option, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Option) if required by and in accordance with local foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different). In addition, the Optionee also agrees to take any and all actions, and consents to any and all actions taken by the Company or the Employer as may be required to allow the Company or the Employer to comply with

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local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different). Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).
(j)Age Discrimination. If the Optionee is a resident and/or employed in a country that is a member of the European Union, the grant of the Option and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(k)Tax Matters.
(1)Tax and Social Insurance Contributions in General. Regardless of any action the Company and/or the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any shares of Common Stock acquired pursuant to the Option and the receipt of any dividends, and (ii) do not commit to structure the terms of the Award or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. Further, the Optionee acknowledges that if the Optionee becomes subject to taxation in more than one country between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
(2)Withholding in Shares or Cash. Prior to the issuance of shares of Common Stock upon the exercise of the Option, if the Optionee’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a number of whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option to satisfy all or any portion of any withholding obligations for Tax-Related Items. The number of whole shares of Common Stock withheld shall have an aggregate market value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that withholding in shares of Common Stock is prohibited or problematic under applicable laws or otherwise may trigger adverse consequences to the Company or the Employer, the Company or the Employer may withhold the Tax-Related Items required to be withheld in cash from the Optionee’s regular salary and/or wages or any other amounts payable to the Optionee. In the event the withholding requirements for Tax-Related Items are not satisfied through the withholding of shares of Common Stock or through the Optionee’s regular salary and/or wages or other amounts payable to the Optionee, no shares of Common Stock will be issued to the Optionee (or the Optionee’s estate) upon exercise of the Option unless and until satisfactory arrangements (as determined by the Company) have been made by the Optionee with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such portion of the Option. By accepting this Option, the Optionee expressly consents to the withholding of shares of Common Stock and/or withholding from the Optionee’s regular salary and/or wages or other amounts payable to the Optionee as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock issued in settlement thereof shall be the Optionee’s sole responsibility. Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the withholding obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, the Optionee shall be deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a

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number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
(3)Code Section 409A. The Award is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A and instead is intended to be exempt from the application of Code Section 409A, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. To the extent that the Award is nevertheless deemed to be subject to Code Section 409A, the Award shall be interpreted in accordance with Code Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the Award. Notwithstanding any provision of the Award to the contrary, in the event that the Administrator determines that the Award is or may be subject to Code Section 409A, the Administrator may adopt such amendments to the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate in the Administrator’s sole discretion and without the Optionee’s consent to (i) exempt the Award from the application of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on the Optionee by Code Section 409A or for damages for failing to comply with Code Section 409A.
(l)No Solicitation. (This provision is not applicable to California employees.) To the extent permitted by applicable law, the Optionee agrees that for 18 months (or such lesser period as permitted under applicable local law) after the Optionee’s employment with the Company or the Employer terminates for any reason, with or without cause, whether by the Company or the Employer or the Optionee, the Optionee shall not recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, the Employer or any subsidiaries of the Company. In addition to other remedies that may be available, the Optionee shall pay to the Company in cash, upon demand, the net value of any shares of Common Stock, valued as of the exercise date, issued under this Agreement if the Optionee violates this Section 1(l).
(m)Not a Contract of Employment. This Agreement shall not be construed as a contract of employment between the Company or the Employer and the Optionee and nothing contained in this Agreement or in the Plan shall confer upon the Optionee any right to be in the continued employment of the Company or any subsidiary or to interfere in any way with the right of the Company or the Employer to terminate the Optionee’s employment at any time for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits.
2.Miscellaneous.
(a)Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof.
(b)Interpretation of the Plan and this Agreement. The Board, or the Compensation Committee (the “Administrator”), shall have the sole authority to interpret the provisions of this Agreement and the Plan, and all determinations by it shall be final and conclusive.
(c)Market Value. “Market Value” as of a particular date shall mean (i) the closing sales price per share of Common Stock as reported by the Nasdaq Stock Market LLC (“Nasdaq”) on that date, or (ii) if the shares of Common Stock are not listed or admitted to trading on Nasdaq, the closing price on the national securities exchange on which such stock is principally traded on that date, or (iii) if the shares of Common Stock are not then listed on Nasdaq or on another national securities exchange, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock on that date or (iv) if the shares of Common Stock are not then listed on any securities exchange and prices therefore are not then reported, such value as determined in good faith by the Board (or any duly authorized committee thereof) as of that date.

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(d)Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Award or other awards granted to the Optionee under the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic issuance and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(e)Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Optionee’s heirs, executors, administrators, successors and assigns.
(f)Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
(g)Governing Law, Venue and Jurisdiction; Attorneys’ Fees. This Agreement and the Plan will be interpreted under the laws of the state of Oregon, exclusive of choice of law rules. Venue and jurisdiction will be in the state or federal courts in Washington County, Oregon, and nowhere else. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.
(h)Consent to Transfer Personal Data.
Pursuant to applicable personal data protection laws, the Company and the Employer hereby notify the Optionee of the following in relation to the Optionee’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Optionee’s participation in the Plan. The collection, processing and transfer of the Optionee’s personal data is necessary for the Company’s administration of the Plan and the Optionee’s participation in the Plan, and the Optionee’s denial and/or objection to the collection, processing and transfer of personal data may affect the Optionee’s participation in the Plan. As such, the Optionee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section.
The Company and the Employer hold certain personal information about the Optionee, including (but not limited to) the Optionee’s name, home address and telephone number, date of birth, social security number or other employee identification number (e.g., resident registration number), email address, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Optionee or collected, where lawful, from third parties, and the Company and the Employer will process the Data for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Optionee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such information is unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Optionee’s participation in the Plan.
The Company and the Employer will transfer Data as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in

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the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States, or elsewhere throughout the world. The Optionee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Optionee’s behalf by the TPA.
The Optionee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Optionee’s participation in the Plan. The Optionee may seek to exercise these rights by contacting the HR manager of the Company or the Employer or the Company’s Human Resources Department.
(i)Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. The Optionee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The Award of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of an option or benefits in lieu of an option in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the type and amount of any award and vesting as well as exercise provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Company or the Employer.
(j)Character of Award. Participation in the Plan is voluntary. The value of the Award and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Optionee’s employment (and the Optionee’s employment contract, if any). Any grant under the Plan, including the Award, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
(k)No Public Offering. The grant of the Option is not intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise the Optionee on whether the Optionee should acquire shares of Common Stock under the Plan or provide the Optionee with any legal, tax or financial advice with respect to the grant of the Option. The acquisition of shares of Common Stock involves certain risks, and the Optionee should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan and the disposition of them. Further, the Optionee should carefully review all materials related to the Option and the Plan, and should consult with the Optionee’s personal legal, tax and financial advisors for professional advice in relation to the Optionee’s personal circumstances.
(l)Insider Trading/Market Abuse Laws. The Optionee acknowledges that, depending on the Optionee’s country of residence (and country of employment, if different), the Optionee may be subject to insider trading restrictions and/or market abuse laws which may affect the Optionee’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as determined under the laws in the Optionee’s country of residence and/or employment). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may

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be imposed under any applicable insider trading policy of the Company. The Optionee expressly acknowledges that it is the Optionee’s personal responsibility to comply with any applicable restrictions.
(m)Validity and Enforceability; Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Alternatively, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to render it valid and enforceable to the full extent permitted under applicable law.
(n)English Version to Control. If the Optionee is a resident outside of the United States, the Optionee acknowledges and agrees that it is the Optionee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award be drawn up in English. If the Optionee has received this Agreement, the Plan or any other documents related to the Award translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
(o)Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Optionee’s country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”). Further, if the Optionee transfers residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to the Optionee to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.
(p)Other Requirements. The Company reserves the right to impose other requirements on the Award, any shares of Common Stock acquired pursuant to the Option and the Optionee’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(q)Recovery Policy. Notwithstanding any other provision of this Agreement to the contrary and to the extent applicable to the Optionee, the Optionee acknowledges and agrees that the Option, any shares of Common Stock acquired pursuant thereto and/or any amount received with respect to any sale of such shares may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s 2023 Incentive Compensation Recovery Policy and the Company’s Incentive Compensation Recovery Policy (collectively, the “Recovery Policy”) as in effect on the Award Date (and to the extent applicable to the Optionee, copies of which have been made available to the Optionee) and as may be amended from time to time, including to comply with changes in laws, rules or regulations that are applicable to such Award and shares of Common Stock. As a condition to the grant of the Option, to the extent applicable, the Optionee expressly agrees and consents to the Company’s application, implementation and enforcement of (a) the Recovery Policy and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation. Further, the Optionee expressly agrees that the Company may take such actions as are necessary or appropriate to effectuate the Recovery Policy (as applicable to the Optionee) or applicable law without further consent or action being required by the Optionee. For purposes of the foregoing and as a condition to the grant of the Option, the Optionee expressly and explicitly authorizes the Company to issue instructions, on the Optionee’s behalf, to any TPA to re-convey, transfer or otherwise return such shares and/or other amounts to the Company. To the extent that the terms of this Agreement and the Recovery Policy conflict, the terms of the Recovery Policy shall prevail.

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(r)Acceptance. By accepting the grant of the Award, the Optionee acknowledges that the Optionee has read this Agreement, the Addendum to this Agreement (as applicable) and the Plan, and specifically accepts and agrees to the provisions therein.
This Award of the Option is subject to the Optionee’s on-line acceptance of the terms and conditions of this Agreement through the E*TRADE web portal. By accepting the terms and conditions of this Agreement, the Optionee acknowledges receipt of a copy of the Plan, the U.S. Prospectus for the Plan, and the local country tax supplement to the U.S. Prospectus for the Plan (the “Award Information”). The Optionee represents that the Optionee is familiar with the terms and provisions of the Award Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that the Optionee had the opportunity to obtain independent legal, investment and tax advice at the Optionee’s personal expense prior to accepting this Award.
COLUMBIA SPORTSWEAR COMPANY

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COLUMBIA SPORTSWEAR COMPANY
ADDENDUM TO
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT PURSUANT TO THE
COLUMBIA SPORTSWEAR COMPANY 2020 STOCK INCENTIVE PLAN
(as amended and restated)
In addition to the terms of the Columbia Sportswear Company 2020 Stock Incentive Plan, as amended and restated (the “Plan”), and the Non-Qualified Stock Option Award Agreement pursuant to the Plan (the “Agreement”), the Option is subject to the following additional terms and conditions as set forth in this addendum to the extent the Optionee resides and/or is employed in one of the countries reflected herein (the “Addendum”). Capitalized terms used herein without definition shall have the same meaning as assigned to such terms in the Plan and the Agreement. To the extent the Optionee transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Optionee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer).
[Country Terms and Conditions]
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